Exhibit 12.1

      Statement Regarding Computation of Ratio of Earnings to Fixed Charges

                 Intervest Mortgage Corporation and Subsidiaries
               Computation of Ratios of Earnings to Fixed Charges

                                                                                        For the Nine Months Ended September 30, 2002
                                                                                        --------------------------------------------
($ in thousands)
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
Earnings before income taxes                                                                                                  $2,234
Fixed charges (1)                                                                                                              4,593
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Earnings before income taxes and fixed charges                                                                                $6,827
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Earnings to fixed charges ratio                                                                                               1.49 x
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                                                                                        For the Nine months Ended September 30, 2001
                                                                                        --------------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                                  $  484
Fixed charges (1)                                                                                                              4,934
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Earnings before income taxes and fixed charges                                                                                $5,418
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Earnings to fixed charges ratio                                                                                               1.10 x
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                                                                                                For the Year Ended December 31, 2001
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                                  $1,073
Fixed charges (1)                                                                                                              6,511
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Earnings before income taxes and fixed charges                                                                                $7,584
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Earnings to fixed charges ratio                                                                                                1.16x
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                                                                                                For the Year Ended December 31, 2000
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes, less effect of extraordinary item, net                                                          $  417
Fixed charges (1)                                                                                                              7,636
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Earnings before income taxes and fixed charges                                                                                $8,053
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Earnings to fixed charges ratio                                                                                               1.05 x
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                                                                                                For the Year Ended December 31, 1999
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                                 $ 1,052
Fixed charges (1)                                                                                                              9,050
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Earnings before income taxes and fixed charges                                                                               $10,102
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Earnings to fixed charges ratio                                                                                               1.12 x
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                                                                                                For the Year Ended December 31, 1998
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                                 $ 1,748
Fixed charges (1)                                                                                                              9,401
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Earnings before income taxes and fixed charges                                                                               $11,149
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Earnings to fixed charges ratio                                                                                               1.19 x
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                                                                                                For the Year Ended December 31, 1997
                                                                                                ------------------------------------
($ in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Earnings before income taxes                                                                                                  $  819
Fixed charges (1)                                                                                                              9,139
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Earnings before income taxes and fixed charges                                                                                $9,958
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Earnings to fixed charges ratio                                                                                               1.06 x
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
(1)  Fixed  charges  represent   interest  on  debentures  and  amortization  of
     debenture offering costs.